Exhibit 10.4  Exclusive Technology License 050101

EXCLUSIVE TECHNOLOGY LICENSE AGREEMENT

AND

RIGHT TO PURCHASE PATENTS

THIS AGREEMENT, effective as of the date of execution, is entered into by John C. Bedini, an individual, with an office located at 1 907 Canyon Drive, Coeur d’Alene, Idaho 83814 (hereinafter LICENSOR), and BEDINI TECHNOLOGY, Inc., a corporation organized under the laws of the State of Nevada, with offices at 2619 Seltice Way, Coeur d’Alene, Idaho, 83814, (hereinafter, LICENSEE or Company).

ARTICLE I

BACKGROUND OF AGREEMENT

LICENSOR represents that he is the owner of certain technology, hereinafter referred to as the MONOPOLE ENERGY DELIVERY SYSTEM (hereinafter, “MEDS”), wherein MEDS is unique in that it is the first energy producing SYSTEM using a magnetic monopole motor configuration heretofore unknown in the art that produces electrical energy available but not accessible and with a Coefficient of Performance > 1 .0. The first of MEDS patent applications, titled A DFVICE AND METHOD FOR UTILIZING  A MONOPOLE MOTOR TO CREATE BACK EMF TO CHARGE BATTERIES has been filed both with the U.S. Patent Office and through the Patent Cooperation Treaty, Serial No. 09/805,764.

LICENSOR further agrees to and represents that all future MEDS improvements developed shall be protected under patent laws, worldwide, through the filing of patent applications as improvements in MEDS evolve. Further, LICENSOR is in possession of certain PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW, all pertaining to several design concepts of MEDS. MEDS allows for the utilization of previously unused energy that exists in electromagnetic fields. LICENSOR wishes to grant an exclusive license to LICENSEE and assign all right, title and interest in any and all domestic and foreign patents granted at a future date for MEDS technology, subject to certain terms and condition.

1.01

LICENSEE wishes to acquire an exclusive license to MEDS and to the issuance of any and all future domestic and foreign PATENTS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS of LICENSOR for purposes of making, using, sub-contract manufacturing, marketing, franchising and selling MEDS on a worldwide basis.

1.02

LICENSEE wishes to acquire all right, title and interest in any and all present domestic and foreign patents filed as of the date of this Agreement that are related to MEDS, and any domestic or foreign patents filed and granted in the future by LICENSOR as inventor and patentee, including all improvements on domestic and/or foreign patents filed, or to be filed, in the future, pursuant to certain considerations in the form of a License Fee and Royalty to be paid to LICENSOR, by LICENSEE, said Fee to be in the form of equity in the Company.

ARTICLE II

DEFINITIONS

As used herein, the following shall have the meanings set forth below:

2.00

CONFIDENTIAL INFORMATION is that information that is transmitted by LICENSOR and received by LICENSEE that is considered by LICENSOR to be CONFIDENTIAL and ROPRIETARY INFORMATION as related to MEDS or otherassociated inventions and products.

2.01

 EFFECTIVE DATE shall be May 1, 2001.

2.02

GROSS PRODUCTION means the number of units of commercially saleable products produced by utilization of the LICENSED TECHNOLOGY, with the LICENSED PRODUCT and sold to customers of LICENSEE or sold by SUB-LICENSEES of LICENSEE.

2.03

IMPROVEMENTS means any MEDS modification of a method, process, composition of matter, or product described in a PATENT APPLICATION, PATENT, TRADE SECRET, TECHNICAL and SCIENTIFIC information, KNOW-HOW, or in any PROPRIETARY or CONFIDENTIAL INFORMATION of LICENSOR, provided such a modification, if unlicensed, would infringe one or more claims of an issued patent, PATENT APPLICATION, TRADE SECRET, TECHNICAL and SCIENTIFIC information, KNOW-HOW, or in any other PROPRIETARY or CONFIDENTIAL INFORMATION. IMPROVEMENTS further means any MEDS modifications or changes in the composition of matter, change in the design or use of the LICENSED PRODUCT or LICENSED TECHNOLOGY by LICENSEE.

2.04

KNOW-HOW means that special knowledge, skill and experience, as applied to the LICENSED PRODUCT and the LICENSED PROCESS and TECHNOLOGY, that is possessed by the LICENSOR that is PROPRIETARY or CONFIDENTIAL INFORMATION.

2.05

LICENSED FIELD means, and is limited to, the practice of PATENT(S) and IMPROVEMENTS, PATENT APPLICATIONS that may issue in the future, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFICinformation and KNOW-HOW for purposes of using the LICENSED PRODUCT and theLICENSED TECHNOLOGY on an exclusive worldwide basis.

2.06

LICENSED PRODUCTS or DESIGNS means any and all products which fall within the LICENSED FIELD and which are covered by, marked or are produced using a process or method covered by a claim of a PATENT(S) and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW of LICENSOR for purposes of commercially using the MEDS LICENSED TECHNOLOGY.

2.07

LICENSED PROCESS and TECHNOLOGY means any and all processes, methods or proprietary technology, engineering and design features or components which fall within the LICENSED FIELD which were invented, developed and improved by LICENSOR and which are covered by, marked or are produced using a process or method covered by a claim of a PATENT(S) and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information and KNOW-HOW of LICENSOR for purposes of commercially utilizing the LICENSED PRODUCT.

2.08

 LICENSED TERRITORY is worldwide and shall mean all countries of the world.

2.09

LICENSEE means BEDINI TECHNOLOGY, INC., a corporation domiciled in the State of Nevada, or any future name of the Company or any subsidiary of the Company.

2.10

LICENSOR means John C. Bedini, an individual.

2.11

NET SELLING PRICE means the gross amount received by LICENSEE or a SUB-LICENSEE relating to any and all MEDS products sold by LICENSEE or SUB- LICENSEES resulting from the use of the LICENSED PRODUCT and LICENSED TECHNOLOGY, less the cost of freight required for the transport of the product sold to a third party buyer. NET SELLING PRICE also includes all revenue generated from leases or rental contracts related to any device that utilizes the LICENSED TECHNOLOGY.

2.12

PATENT(S) or PATENT APPLICATION(S) means any MEDS PATENT(S) granted or PATENT APPLICATION(S) filed or to be filed by LICENSOR pursuant thereto, and all divisions, continuations, continuations in part, reissues, substitutes, and extensions thereof.

2.13

PRIVATE LABEL means the exclusive labeling, trade name and/or trademark for the LICENSED PRODUCT or LICENSED TECHNOLOGY used by the LICENSEE or a SUB-LICENSEE in the LICENSED TERRITORY.

2.14

PROPRIETARY INFORMATION means all information possessed by the LICENSOR that is CONFIDENTIAL in nature and that LICENSOR has exclusive rights in and to. It includes TRADE SECRETS, TECHNICAL and SCIENTIFIC information, and KNOW-HOW as related to the LICENSED PRODUCTS and the LICENSED TECHNOLOGY.

2.15

PRODUCT ROYALTY means a royalty payment made by LICENSEE and/or SUB-LICENSEE(S) to LICENSOR on the products actually sold, rented or leased by LICENSEE or SUB-LICENSEE(S) and paid for by customers of the LICENSEE OR SUB-LICENSEE(S). The ROYALTY shall be FIVE PERCENT (5%) of the NET SELLING PRICE, of all products sold, rented or leased directly by LICENSEE and paid for by customers of LICENSEE. The ROYALTY shall be reduced to THREE PERCENT (3%) of the NET SELLING PRICE, of all products sold, rented or leased by any SUB-LICENSEE and paid for by customers of SUB-LICENSEE. LICENSEE and SUB-LICENSEE(S) shall be credited with ROYALTIES previously paid on LICENSED PRODUCT returned from previous sales of LICENSED PRODUCT.

2.16

SUB-LICENSE means an Exclusive License granted to a third party by the LICENSEE of the LICENSED PRODUCT or LICENSED TECHNOLOGY, in the LICENSED FIELD and IN A PORTION of the LICENSED TERRITORY.

2.17

TECHNICAL and SCIENTIFIC information means all PROPRIETARY INFORMATION, TRADE SECRETS, KNOW-HOW and all information contained in PATENT(S) that may issue or PATENT APPLICATION(S) and IMPROVEMENTS that is the exclusive property of LICENSOR, developed or acquired, as of the date of this Agreement which would be useful in the making, using and selling of the LICENSED PRODUCTS in the LICENSED TERRITORY.

2.18

TRADE SECRET means any CONFIDENTIAL INFORMATION of a technical nature that may be a formula, circuitry, product assembly or configuration, or any other information that comes under the definition of trade secrets that is the personal property of LICENSOR and in which he has an exclusive right.

ARTICLE III

LICENSE GRANT

3.00

LICENSOR hereby grants to LICENSEE, to the extent of the LICENSED FIELD, a license under any PATENT(S) or PATENT APPLICATION(S) to be filed and IMPROVEMENTS, PROPRIETARY INFORMATION including TRADE SECRETS, TECHNICAL and SCIENTIFIC information, and KNOW-HOW for the purpose of using the LICENSED PRODUCTS and the LICENSED PROCESS and TECHNOLOGY, that is an integrated operating system and related technology collectively and commonly referred to as the MEDS technology, which relates to several designs of the MEDS, in the LICENSED TERRITORY.

No LICENSE under the PATENT(S) or PATENT APPLICATION(S) to be filed and IMPROVEMENTS, PROPRIETARY INFORMATION including TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW is granted, and no license should be implied, with respect to activities of LICENSOR outside the LICENSED FIELD and LICENSED TERRITORY.

(a) The Parties agree that any IMPROVEMENTS, design changes, modifications or developments of the LICENSED PRODUCT or the LICENSED TECHNOLOGY, made by LICENSOR shall be available to LICENSEE in the LICENSED TERRITORY at no additional cost or increased ROYALTY. In the event LICENSOR makes application for any new patent, LICENSEE shall have the right to use and purchase for One Dollar ($1 .00) and other good and valuable consideration, any newly developed product or technology under this Agreement.

 (b) The Parties further agree that any IMPROVEMENTS, design changes, modifications or developments of LICENSED PRODUCT or LICENSED TECHNOLOGY made by LICENSEE, which may be patented, may be made, used and sold in the LICENSED TERRITORY by LICENSEE. LICENSEE shall promptly inform LICENSOR of any such IMPROVEMENTS or of the filing of any new patent applications by LICENSEE. Any IMPROVEMENTS, design changes, modifications or developments of the LICENSED PRODUCT or LICENSED TECHNOLOGY by LICENSEE are construed to be a part of this Agreement and LICENSEE shall be bound to all terms and conditions contained in this Agreement.

3.01

LICENSOR further grants to LICENSEE, to the extent of the LICENSED FIELD and LICENSED TERRITORY, a license to use any registered TRADEMARK, owned, acquired, developed or filed for by the LICENSOR, relating to the LICENSED PRODUCT or LICENSED TECHNOLOGY.

3.02

The PRODUCT LICENSE granted pursuant to Sections 3.00 and 3.01 shall be exclusive, with the right to grant EXCLUSIVE SUB-LICENSES thereafter for the term of this Agreement as defined in Article VI. Such approval shall not be unreasonably withheld. Any EXCLUSIVE SUB-LICENSE agreement of LICENSEE shall be bound by all terms of this Agreement unless expressly excluded, in writing, by LICENSOR.

ARTICLE IV

LICENSE FEES AND ROYALTY

4.00

The grant of this LICENSE for accounting purposes will be valued at Fifty Eight Thousand Dollars ($58,000) and include a ROYALTY. The consideration to the LICENSOR by the Company shall be the right to purchase Fifty Eight Thousand Dollars ($58,000) of Common Stock at $.0677 per share, which is the Book Value Per Share of the Common Stock as of December 31, 2000. The LICENSOR must purchase 856,721 shares of restricted common stock within 10 business days of this agreement or execute a promissory note in the amount of Fifty Eight Thousand Dollars ($58,000), due in Ninety (90) days with interest at Seven (7%) per annum.

4.01 (a)

LICENSEE shall pay to LICENSOR a royalty on products made, sold, rented or leased by LICENSEE and paid for by customers of LICENSEE. The PRODUCT ROYALTY shall be FIVE PERCENT (5%) of the NET SELLING PRICE, per unit of LICENSED PRODUCT sold by LICENSEE, less ROYALTIES paid on product returned from previous sales of product, if any, actually paid by LICENSEE.

(b)

SUB-LICENSEE(S) shall pay to LICENSOR a royalty on products made, sold, rented or leased by LICENSEE and paid for by customers of SUB-LICENSEE(S). The PRODUCT ROYALTY shall be THREE PERCENT (3%) of the NET SELLING PRICE, per unit of LICENSED PRODUCT sold by SUB-LICENSEE(S), less ROYALTIES paid on product returned from previous sales of product, if any, actually paid by LICENSEE(S).

(c)

The payment of said ROYALTY shall remain in perpetuity beyond the life of any PATENTS. The terms and conditions of this Agreement shall survive and remain enforced in the event the Company undergoes a name change, is acquired or merged with another Company. Payments and accounting are to be made quarterly within 45 days of the quarter just ending.

ARTICLE V

RIGHT TO PURCHASE PATENTS AT THE TIME OF GRANT

5.00

 In the event LICENSOR is granted domestic or foreign patents relating to the LICENSED TECHNOLOGY, which may be issued in the future, LICENSOR hereby agrees that within Sixty (60) days, LICENSOR will execute any and all documents necessary to legally assign all right, title and interest of PATENTS to LICENSEE for One Dollar ($1 .00) and other good and valuable consideration. It being understood that so long as this Agreement remains in good standing, LICENSEE agrees to assume financial responsibility to pay directly or reimburse LICENSOR for all costs related to preparing, filing and prosecuting patent applications on behalf of LICENSOR, including but not limited to legal fees, filing fees, maintenance fees and translation costs.

ARTICLE VI

SUB-LICENSES

6.00

Any SUB-LICENSE in the LICENSED FIELD and LICENSED TERRITORY shall be the responsibility of LICENSEE so long as this Agreement remains exclusive. It is the intent of the Parties that SUB-LICENSES shall be available to qualified third parties on fair and reasonable terms. A SUB-LICENSE shall be an exclusive license that is transferable only from LICENSEE with written authorization of LICENSOR. Written authorization shall not be unreasonably withheld. LICENSEE shall supply LICENSOR with a copy of each such SUB-LICENSE agreement Thirty (30) days prior to the proposed date of the execution of said SUB-LICENSE agreement. LICENSOR shall, within a fifteen day (1 5) period, provide written authorization or state in writing the issues it believes are legally valid justifications for not providing authorization to the LICENSEE to execute said SUB-LICENSE agreement.

6.01

LICENSEE shall pay to LICENSOR fifty percent (50%) of any fee or consideration resulting from a SUB-LICENSE agreement. SUB-LICENSE fees and other consideration paid to LICENSOR shall not be applied to the ROYALTY due LICENSOR under Sections 4.01(b).

6.02

PRODUCT ROYALTY for a SUB-LICENSE shall not be less than that set forth in Section 4.01 (a)(b).

6.03

LICENSEE shall pay to LICENSOR a Three Percent (3%) PRODUCT ROYALTY income or the equivalent, per unit, received by LICENSEE from a SUB-LICENSEE. All royalty income above Three Percent (3%) shall be retained by the LICENSEE. Payment of LICENSOR’S share of SUB-LICENSE income shall be made toLICENSOR quarterly as provided in Section 10.00. SUB-LICENSE fees paid to LICENSOR shall be applied to the total amount due LICENSOR under Section 4.00 and to the ROYALTY due LICENSOR under Section 4.01 (a)(b).

6.04

 If this Agreement becomes non-exclusive or if it is terminated for any reason, LICENSEE shall immediately assign all of its right, title and interest to all SUB- LICENSES to LICENSOR, including the right to receive all income from SUB-LICENSES. LICENSEE shall, prior to execution of each SUB-LICENSE, make the SUB-LICENSEE aware of this contingency. All terms and conditions of any SUB-LICENSE agreement will be consistent with the terms and conditions of this LICENSE Agreement.

6.05

Any SUB-LICENSE agreement of LICENSEE shall incorporate and contain the terms of this Agreement. Any modifications, additions or deletions of this Agreement, as incorporated into a SUB-LICENSE(S) agreement, must be approved by LICENSOR in writing.

6.06

SUB-LICENSEE(S) must inform LICENSOR of any IMPROVEMENTS of the LICENSED PRODUCT by SUB-LICENSEE(S). SUB-LICENSEE(S) must comply with the terms of Section 3.00(b) of this Agreement.

ARTICLE VII

EXPORTATION

7.00

LICENSEE shall be limited to the use of the LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY in the LICENSED FIELD in the LICENSED TERRITORY. LICENSEE shall not export the LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY to countries or territories that would be deemed to be high risk with regard to utilizing the technology without legal authorization. Any country to which LICENSEE proposes to export finished products or grants a SUB- LICENSES to, must have written authorization and consent from LICENSOR.

7.01

SUB-LICENSE agreements shall be limited to the use of the LICENSED PRODUCT or LICENSED TECHNOLOGY in the LICENSED FIELD in the LICENSED TERRITORY as defined in the SUB-LICENSE agreement. SUB-LICENSEE(S) shall not export LICENSED PRODUCT or LICENSED TECHNOLOGY to countries or territories outside of the LICENSED TERRITORY defined in the SUB-LICENSE agreement without written notification to and receipt of written authorization and consent from LICENSOR.

7.02

In the event LICENSEE grants and executes a SUB-LICENSE agreement that is approved by LICENSOR, it is understood that all proprietary components of the LICENSED PRODUCT shall be purchased exclusively through the LICENSEE or LICENSOR.

ARTICLE VIII

CONFIDENTIALITY

8.00

LICENSEE, LICENSEE’S employees, SUB-LICENSEES and SUB- LICENSEE’S employees shall not disclose, by any method of communication, any PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW or other CONFIDENTIAL INFORMATION expressly or implied disclosed by LICENSOR to LICENSEE without the expressed written permission of LICENSOR.

8.01

LICENSEE shall sign a separate confidentiality agreement relative to any PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW or other CONFIDENTIAL INFORMATION disclosed by LICENSOR to LICENSEE.

8.02

Any SUB-LICENSE agreement of LICENSEE shall incorporate and contain the terms of Article VI and VII of this Agreement and any SUB-LICENSEE(S) shall sign a separate confidentiality agreement with LICENSEE relative to PROPRIETARY and CONFIDENTIAL INFORMATION received as the result of this Agreement.

ARTICLE IX

PRIVATE LABELS

9.00

All LICENSED PRODUCT used pursuant to this LICENSE AGREEMENT may be used under any TRADEMARK(S) developed or owned by LICENSOR or a TRADEMARK developed and owned by LICENSEE. In the event that any TRADEMARK utilized by the LICENSEE is in conflict with another company operating within any country in the TERRITORY, any other such PRIVATE LABEL selected by LICENSEE or SUB-LICENSEE(S) may be used.

9.01

The PRIVATE LABEL of the LICENSED PRODUCT shall comply with the appropriate regulations of all governmental agencies of the country within the TERRITORY.

9.02

As long as this exclusive LICENSE AGREEMENT, or any modification or extension thereof remains in force and effect, LICENSEE shall own each such PRIVATE LABEL or trademark to be used exclusively by LICENSEE on LICENSED PRODUCT.

ARTICLE X

PAYMENTS

10.00

No later than the last day of each January, April, July and October, LICENSEE and all SUB-LICENSEE(S) shall furnish to LICENSOR a written statement in such detail as LICENSOR may reasonably require of all amounts due pursuant to Section 4.01 for the quarterly periods ending the last days of the preceding March, June, September and December, respectively, and LICENSOR shall collect all PRODUCT ROYALTIES due from SUBLICENEE(S) and shall pay to LICENSOR, all amounts due to LICENSOR within Forty Five (45) days after the end of each quarter.

10.01

Payments provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to three percent (3%) in excess of the “PRIME RATE” published by the U.S. Edition of “The Wall Street Journal” at the time such payment is due, and for the time period until payment is received by LICENSOR.

10.02

If this Agreement is for any reason terminated before all payments herein provided for have been made, LICENSEE shall immediately submit a terminal report, and pay to LICENSOR any remaining unpaid balance even though the due date as above provided has not been reached. This terminal report shall also include amounts due LICENSOR from SUB-LICENSEE(S).

ARTICLE XI

REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

11.00

NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY LICENSOR OF THE VALIDITY OF ANY PATENTS, PATENTS THAT MAY ISSUE, PATENT APPLICATIONS AND IMPROVEMENTS, PROPRIETARY KNOWLEDGE, TRADE SECRETS, TECHNICAL AND SCIENTIFIC INFORMATION, KNOW-HOW AND REGISTERED TRADEMARKS. LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON FOR, OR ON ACCOUNT OF ANY INJURY, LOSS OR DAMAGE OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH, OR RESULTING FROM:

(a) THE PRODUCTION, USE OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OF ANY PATENTS THAT MAY ISSUE, PATENT APPLICATIONS OR IMPROVEMENTS; OR

(b) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

(C) LICENSEE SHALL RELEASE AND HOLD HARMLESS LICENSOR, AND ITS PARTNERS, AGENTS OR EMPLOYEES IN THE EVENT LICENSEE, OR ITS OFFICERS, AGENTS OR EMPLOYEES, ARE HELD LIABLE.

11.01

LICENSOR shall have the right to file, prosecute and maintain PATENT APPLICATIONS and IMPROVEMENTS that are the property of LICENSOR and shall have the right to determine whether or not, and where to file a patent application or to abandon the prosecution of any patent or patent application.

ARTICLE XII

TERMINATION

12.00

This Agreement shall terminate:

(a) Upon the expiration of the last to expire of any PATENT(S), provided LICENSOR is no longer a shareholder of the Company. If LICENSOR continues to be a shareholder of the Company, Section 4.01(c) shall be enforce with the Royalties as described in Section 4.01(a)(b) continuing.

12.01

LICENSEE may terminate this Agreement, but only with permission and with the agreement of LICENSOR, at any time upon sixty (60) days written notice.

12.02

If either party shall be:

(a) In default of any obligation hereunder; or

(b) be adjudged bankrupt; or

(c) become insolvent; or

(d) make an assignment for the benefit of creditors; or

(e) be placed in the hands of a receiver or a trustee in bankruptcy, the other

Party may terminate this Agreement by giving sixty (60) days notice by Registered Mail to the other Party, specifying the basis for termination. If, within sixty (60) days after the receipt of such notice, the Party receiving notice shall remedy the condition that formed the basis for termination, such notice shall cease to be operative, and this Agreement shall continue in full force.

12.03

The word “termination” and cognate words, such as “term” and “terminate”, used in Article XII and elsewhere in this Agreement, are to read, except where the contrary is specifically indicated, as omitting from their effect, the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge:

(a) LICENSEE’S obligation to supply a terminal report as specified in paragraph 1 0.02 of this Agreement;

(b) LICENSOR’S right to receive or recover, and LICENSEE’S obligation to pay royalties (including minimum ROYALTIES) accrued or accruable for payment at the time of any termination;

(c) LICENSEE’S obligation to maintain records under Section 15.00 of this Agreement;

(d) Licenses, releases and agreements of non-assertion running in favor of customers or transferees of LICENSEE in respect to products sold or transferred by LICENSEE prior to any termination and on which ROYALTIES shall have been paid as provided in paragraph 4.01 of this Agreement; and

(e) Any cause of action or claim of LICENSOR accrued or to accrue, because of any breach or default by LICENSEE.

ARTICLE XIII

ARBIT RATION

13.00

Any controversy or dispute arising out of, or in connection with this Agreement, its interpretation, performance, or termination, which the Parties are unable to resolve within a reasonable time after written notice by one Party to the other of the existence of such controversy or dispute, may be submitted to arbitration by either Party and if so submitted by either Party, shall be finally settled by arbitration conducted in accordance with the rules of conciliation and arbitration of the U.S. Chamber of Commerce in effect on the date hereof. Any such arbitration shall take place in the City of Boise, Idaho or Seattle, Washington. Such arbitration shall be conducted in the English language and the arbitrators shall apply the laws of the Country of the United States.

13.01

The institution of any arbitration proceeding hereunder, shall not relieve LICENSEE of its obligation to make payments accrued under Section 4.01, herein, to LICENSOR during the continuance of such proceeding. The decision by the arbitrators shall be binding and conclusive upon the Parties, their successors, and assignees and they shall comply with such decision in good faith, and each Party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of a judgment with respect to the decision of the arbitrators hereunder. Notwithstanding the foregoing, any judgment awarded may be entered in any court where the arbitration takes place or court of jurisdiction.

13.02

Any SUB-LICENSE agreement of LICENSEE shall incorporate and contain the terms of Article Xiii of this Agreement.

ARTICLE XIV

LITIGATION

14.00

Each Party shall notify the other Party in writing of any suspected infringement(s) of any PATENT(S) or PATENT(S) that may issue, PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS in the LICENSED TERRITORY, and shall inform the other Party of any evidence of such infringement(s).

14.01

LICENSOR shall have the first right to institute suit for infringement(s) in the LICENSED FIELD and the LICENSED TERRITORY. LICENSEE agrees to join as a Party plaintiff in any such lawsuit initiated by LICENSOR, if requested by LICENSOR, with all costs, attorney fees, and expenses to be paid by LICENSOR. However, if LICENSOR does not institute suit for infringement(s) within ninety (90) days of receipt of written notice from LICENSEE, and if LICENSEE desires to bring suit for infringement in its own name and on its own behalf, then LICENSEE may, at its own expense, bring suit or take any other appropriate action.

14.02

If this Agreement is non-exclusive at the time of infringement(s), the sole right to initiate suit for infringement and to recover damages shall rest with LICENSOR.

14.03

LICENSEE shall be entitled to any recovery of damages resulting from a lawsuit brought by it pursuant to paragraph 14.01. LICENSOR shall be entitled to recovery of damages resulting from any lawsuit brought by LICENSOR to enforce any patent that may issue pursuant to paragraph 14.01.

14.04

Either Party may settle with an infringing party without the prior approval of the other Party if such settlement would not affect the rights of the other Party under any patent that may issue, PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS.

14.05

Any SUB-LICENSE agreement of LICENSEE shall incorporate and contain the terms of Article XIV of this Agreement.

ARTICLE XV

RECORDS

15.00

LICENSEE shall keep accurate records of all operations affecting payments hereunder, and shall permit LICENSOR or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.

15.01

Any SUB-LICENSE agreement of LICENSEE shall incorporate and contain the terms of Article XV of this Agreement.

ARTICLE XVI

PATENT MAINTENANCE FEES

16.00

Relevant to PATENT(S) and in the event that patents issue on PATENT APPLICATIONS and IMPROVEMENTS, described in Section 2.12, or other patents subsequently issued related to the LICENSED PRODUCT and LICENSED TECHNOLOGY, maintenance fees shall be paid by LICENSEE and documentation of payment shall be provided to LICENSOR. LICENSEE, upon request of LICENSOR, shall provide LICENSOR with records and schedules of maintenance fee due dates.

ARTICLE XVII

NON-ASSIGNABILITY

17.00

The Parties agree that this Agreement imposes personal obligations on LICENSEE. LICENSEE shall not assign any rights under this Agreement not specifically transferable by its terms without the written consent of LICENSOR. LICENSOR may assign his rights hereunder.

ARTICLE XVIII

SEVERABILITY

18.0

The Parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

18.01

In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction, LICENSOR, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

ARTICLE XIX

NON-USE OF LICENSOR’S NAME

19.00

In publicizing anything used under this Agreement, LICENSEE shall not use the name of LICENSOR or otherwise refer to any organization related toLICENSOR, except with the written approval of LICENSOR. LICENSEE is authorized to make public the name of the LICENSOR and describe the contractual relationship between the LICENSOR and LICENSEE if LICENSEE becomes a publicly traded company and the disclosures are a requirement and pursuant to the requirements of the Securities Act of 1933 or 1934.

ARTICLE XX

WAIVER, INTEGRATION, ALTERATION

20.00

The waiver of a breach hereunder may be affected only in writing, signed by the waiving Party and shall not constitute a waiver of any other breach.

20.01

This Agreement represents the entire understanding between the Parties, and supersedes all other agreements, expressed or implied, between the parties concerning PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW- HOW and registered TRADEMARKS.

20.02

A provision of this Agreement may be altered only by a written amendment signed by both Parties, except as provided in Sections 20.00 and 20.01, above.

ARTICLE XXI

MARKING

21.00

LICENSEE shall place in a conspicuous location on LICENSED PRODUCT, a patent notice, in accordance with the Statutes of U.S. or Foreign Patent Law. LICENSEE agrees to mark any LICENSED PRODUCT or LICENSED PROCESS and TECHNOLOGY used or covered by any PATENT(S), with the patent number of each such patent. With respect to PATENT APPLICATIONS and IMPROVEMENTS, PROPRIETARY INFORMATION, TRADE SECRETS, TECHNICAL and SCIENTIFIC information, KNOW-HOW and registered TRADEMARKS, LICENSEE will respond to any request for disclosure in accordance with the Regulations and Statutes of Patent Law of any and all countries where application has been made and/or the patent laws of any countries affected in the LICENSED TERRITORY, only by notifying LICENSOR of the request for disclosure.

ARTICLE XXII

APPLICABLE LAW

22.00

This Agreement shall be constructed in accordance with the substantive laws of the State of Idaho.

22.01

The language under which this Agreement shall be interpreted, arbitrated or litigated shall be English.

ARTICLE XXIII

NOTICES UNDER THE AGREEMENT

23.00

For the purpose of all written communications and notices between the Parties, their addresses shall be:

LICENSOR:

John C. Bedini

1907 Canyon Drive

Coeur d’Alene, Idaho 83814

LICENSEE:

Bedini Technology, Inc.

2619 Seltice Way

Coeur d’Alene, Idaho 83814

Phone:

(208) 667-8300

Fax:

(208) 667-5300

Attention:

Gary A. Bedini, President

Or any other addresses of which either Party shall notify the other Party in writing.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized officers and/or agents on the respective dates and at the respective places hereinafter set forth.

LICENSEE

BEDINI TECHNOLOGY, INC.

ATTEST:

By: ______________________

By : ________________________

Gary A. Bedini, President

Signed at: Coeur d’Alene, Idaho

Date:

05-01-01

LICENSOR

ATTEST:

JOHN C. BEDINI

By: ______________________

By:_____________________

Signed at: Coeur d’Alene, Idaho

Date:05-01-2001